Exhibit 10.11D

AIRCRAFT DRY LEASE AGREEMENT

This Aircraft Dry Lease Agreement (this “Agreement”) is made and entered into as of this 18th day of December, 2018 by and between [Mr. Donnelly’s limited liability company] (“Lessor”) and Textron Inc., a Delaware corporation with an address of 40 Westminster Street, Providence, RI 02903 (“Lessee”).

WITNESSETH:

WHEREAS, Lessor owns one (1) Cessna 525B (Citation CJ3) aircraft bearing manufacturer’s serial number and FAA registration number set forth on Schedule B hereto (the “Aircraft”); and

WHEREAS, Lessee desires to lease the Aircraft from Lessor on a non-exclusive, non-continuous basis and Lessor is willing to lease the Aircraft to Lessee on such basis under the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties agree as follows:

SECTION 1.  LEASE

1.1       Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the Aircraft, on a non-exclusive, non-continuous basis under the terms and conditions of this Agreement.

1.2       Lessee acknowledges and agrees that Lessor may lease the Aircraft to other lessees that may, during the periods of their possession, operate the Aircraft under Part 91 of the Federal Aviation Regulations (“FARs”).  Lessee shall only have operational control of and responsibility for the Aircraft during Lessee’s periods of possession.   At all other times, Lessor or other lessees, as applicable, shall have responsibility for and control of the Aircraft, and during all periods when the Aircraft is in the possession of other lessee(s), such other lessee(s) shall have operational control of and responsibility for the Aircraft, to the exclusion of Lessee.

SECTION 2.  TERM; PAYMENTS

2.1       Term.  This Agreement shall commence on the date of execution of this Agreement and shall continue for a period of one (1) year.  The term of the Agreement shall be renewed automatically thereafter for additional one (1) year terms, until terminated as set forth below.  The initial term and any extension thereof shall be collectively referred to as “Term”.  Notwithstanding anything to the contrary in this Section 2.1, in the event of a breach by either party of its obligations hereunder, the other party may terminate this Agreement upon five (5) days written notice (or immediately upon notice in the event the insurance required herein is not in full force and effect at any time during the Term).  This Agreement also may be terminated by either party without cause upon thirty (30) days prior written notice to the other party.

2.2       Payments.  Lessee shall pay the direct operating costs as provided in Section 5.3 for all flights operated by it during its periods of possession and the “Maintenance Reserves” set forth in Schedule A.  Lessor agrees that Lessee shall not be obligated to pay rent for its use of the Aircraft.

SECTION 3.  SCHEDULING; DELIVERY; REDELIVERY

3.1       Scheduling.  Lessee shall notify Lessor when it desires to operate the Aircraft, including the date(s).  Lessor shall promptly advise Lessee whether the Aircraft is available, it being understood and agreed that Lessor shall not unreasonably withhold its consent if the Aircraft is not otherwise scheduled for use or maintenance.

3.2       Delivery/Redelivery.

(a)        The Aircraft shall be delivered to Lessee at the Textron Inc. hangar located at T.F. Green Airport in Warwick, Rhode Island (the “Operating Base”) (or such other location as agreed by Lessor and Lessee) prior to each use of the Aircraft by Lessee.  Upon completion of each such use, the Aircraft shall be redelivered to Lessor at the Operating Base (or such other location as agreed by Lessor and Lessee).

(b)        Upon delivery of possession of the Aircraft, Lessee shall indicate its receipt of possession by executing a log (substantially in the form attached hereto as Schedule B or in a substantially similar electronic format) containing the information identifying when and where it accepted possession and control of the Aircraft (“Delivery/Redelivery Log”). Execution of the Delivery/Redelivery Log by Lessee shall serve as evidence that Lessee has assumed possession, control and responsibility for the Aircraft and the commencement of Lessee’s operational control of the Aircraft (as more fully described in Section 5.6 below).  The Delivery/Redelivery Log shall be kept with the Aircraft.

(c)        When the Aircraft is returned by Lessee to Lessor in the condition required herein, Lessor shall accept the Aircraft as evidenced by Lessor’s execution of the Delivery/Redelivery Log, whereupon Lessee’s possession, control and responsibility for the Aircraft and its operational control of the Aircraft shall be concluded and Lessor shall reassume possession, control and responsibility for the Aircraft until such time as it is again delivered to Lessee or to another lessee.

SECTION 4.  CONDITION OF AIRCRAFT. The Aircraft is being leased to Lessee on an “AS IS” basis.  LESSOR SHALL NOT BE DEEMED TO HAVE MADE, AND LESSOR HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EITHER EXPRESSED OR IMPLIED, OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE AIRCRAFT, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE AIRCRAFT, ITS MERCHANTABILITY OR FITNESS FOR LESSEE’S INTENDED USE, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT, ITS VALUE OR AIRWORTHINESS OR CONFORMITY OF THE AIRCRAFT TO ANY SPECIFICATIONS, NOR SHALL LESSOR BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT OR ABSOLUTE LIABILITY IN TORT) ARISING THEREFROM.

SECTION 5.  REGISTRATION, USE, OPERATION, MAINTENANCE AND POSSESSION

5.1       Title and Registration.  Title to the Aircraft shall remain vested in Lessor at all times during the Term to the exclusion of Lessee and Lessee shall have only such rights as shall be specifically set forth herein.  Lessor represents that as of the date of this Agreement the Aircraft is, and throughout the Term the Aircraft shall remain, lawfully registered as a civil aircraft of the United States.

5.2       Use and Operation.  Except as otherwise expressly provided herein, Lessee shall be solely and exclusively responsible for the use, operation and control of the Aircraft during the Term for each period commencing when the Aircraft has been delivered to Lessee and terminating when the Aircraft has been returned to Lessor as evidenced in the Delivery/Redelivery Log.  Lessee shall operate the Aircraft in accordance with the provisions of Part 91 of the FARs and shall not operate the Aircraft in commercial service, as a common carrier, or otherwise on a “for hire” basis.  Lessee agrees not to operate or locate the Aircraft, or, during its period(s) of possession, suffer the Aircraft to be operated or located, in any area excluded from coverage by any insurance policy in effect or required to be maintained hereunder with respect to the Aircraft, or in any war zone.  Lessee agrees not to operate the Aircraft or, during its period(s) of possession, permit the Aircraft to be operated except in operations for which Lessee is duly authorized, or to use or permit the Aircraft to be used for a purpose for which the Aircraft is not designed or reasonably suitable.  Lessee will not use or operate the Aircraft in violation of any applicable law, or contrary to any manufacturer’s operating manuals or instructions. Lessee shall not permit the Aircraft to be used for the carriage of any persons or property prohibited by law nor shall it be used during the existence of any known defect except in accordance with the FARs.

5.3       Operating Costs.  Lessee shall bear the cost of fuel, oil and lubricants, de-icing fluid, landing and navigation fees; airport and parking charges; catering, communications charges, Flight Crew (as defined in Section 5.5) wages, taxes and benefits (or contract payments, as applicable), flight crew travel expenses, and passenger service for flights operated by Lessee during its periods of possession of the Aircraft. Lessor shall bear the fixed costs for the Aircraft including the cost of insurance, inspections, maintenance, repairs, modifications and alterations (subject to Lessee’s payment of Maintenance Reserves), and such hangar rent as it is obligated to pay under its hangar agreement.

5.4       Maintenance of Aircraft.   Lessee shall perform, or cause to be performed, all pre- and post-flight inspections for the Aircraft when it has possession of the Aircraft hereunder and for determining whether the Aircraft is airworthy and safe for flight during such period(s).  Lessee shall notify Lessor, or cause Lessor to be notified, of any maintenance requirement, dangerous condition, malfunction or worn part that may be discovered during any such inspection or during its operation of the Aircraft. Lessee shall pay Maintenance Reserves for each flight hour operated by Lessee, such payment to be Lessee’s sole responsibility for the payment of inspections and maintenance (scheduled and unscheduled).  Subject to the foregoing, Lessor shall be solely responsible for arranging and ensuring the timely completion of all inspections and maintenance of the Aircraft during the Term in accordance with the FARs and for the payment thereof.

5.5       Flight Crew.  Lessee shall, at its own expense, locate and retain (as employees or agents) duly qualified and licensed pilots required to operate the Aircraft (“Flight Crew”) during each period of Lessee’s possession.  All Flight Crew shall be fully competent and experienced, duly licensed, and qualified in accordance with the requirements of applicable law and all insurance policies covering the Aircraft and shall only operate the Aircraft with the Flight Crew.  Subject to compliance with the forgoing, Lessee shall have complete control and discretion regarding the selection of the Flight Crew who will operate the Aircraft during each period of its possession of the Aircraft under this Agreement. If Lessee desires to have cabin personnel on the flight(s), it shall retain duly qualified and experienced personnel at its sole cost.

5.6       Operational Control.   THE PARTIES EXPRESSLY INTEND AND AGREE THAT THIS AGREEMENT IS A “DRY” LEASE AND THAT LESSEE SHALL AT ALL TIMES WHILE THE AIRCRAFT IS IN ITS POSSESSION DURING THE TERM HAVE AND MAINTAIN OPERATIONAL CONTROL OF THE AIRCRAFT.  Lessee shall exercise exclusive authority over initiating, conducting, or terminating any flight conducted by it pursuant to this Agreement, and the Flight Crew shall be under the exclusive command and control of Lessee in all phases of such flights.

5.7       Right to Inspect.  Lessor and its agents shall have the right to inspect the Aircraft at any reasonable time, upon giving Lessee reasonable notice, to ascertain the condition of the Aircraft and to satisfy Lessor that the Aircraft is being properly operated, repaired and maintained in accordance with the requirements of this Agreement.

SECTION 6.  CONDITION DURING TERM AND RETURN OF AIRCRAFT.  Upon completion of each use of the Aircraft by Lessee during the Term, Lessee shall return the Aircraft to Lessor by delivering the Aircraft to the Operating Base. Upon each such redelivery, the Aircraft shall be in as good operating condition as at it was in when Lessor delivered the Aircraft to Lessee, ordinary wear and tear excepted, and shall have a valid and effective FAA standard airworthiness certificate. Nothing contained in this Section 6 shall be interpreted to require Lessee to perform any maintenance or other obligation responsibility for which is delegated to Lessor pursuant to Section 5.4 hereof; provided, however, that Lessee shall be obligated to advise Lessor of any maintenance requirement, dangerous condition, malfunction or worn part that it may discover during each period of possession during the Term.

SECTION 7.  LIENS.  Lessee shall ensure that no liens are created or placed against the Aircraft by Lessee or third parties as a result of Lessee’s or its agents’ or representatives’ action or inaction except (a) the respective rights of Lessor and Lessee as herein provided, (b) liens created by Lessor, (c) liens for taxes not yet due, and (d) inchoate materialmen’s, mechanics’, workmen’s, repairmen’s, employees’ or other like liens arising in the ordinary course of business of Lessee (or parties acting on behalf of Lessee) insofar as such actions relate to the Aircraft and are not inconsistent with this Agreement) and not delinquent.

SECTION 8.  INSURANCE; LIMITATION OF LIABILITY

8.1       Liability.  Lessor shall maintain, or cause to be maintained, combined single limit of liability in an amount not less than Two Million United States Dollars (USD $2,000,000) insuring (A) any damage, loss or destruction and (B) injury to or death of persons (including but not limited to passengers and crew) or damage to property of others.   Said policy shall be an occurrence policy and shall include Lessee and Lessee’s crew members as additional named insureds.

8.2       Hull.  Lessor shall maintain aircraft hull insurance in an amount not less than the agreed value on file with the insurers (including, without limitation, foreign object damage insurance), which the parties agree shall be deemed to be the full replacement value of the Aircraft, and such insurance shall name Lessor as loss payee.  Said policy shall contain a waiver of subrogation clause in favor of all additional named insureds.

8.3       Insurance Certificates.  Lessor will provide Lessee with a certificate of insurance and related endorsements upon execution of this Agreement and thereafter reasonably upon request therefor.

8.4       General Requirements.  Each insurance policy required hereunder shall insure the interest of Lessee regardless of any breach or violation by Lessor of any warranties, declarations, or conditions contained in such policies.  Each policy shall contain an agreement by the insurer that notwithstanding the lapse of any such policy for any reason or any right of cancellation by the insurer or Lessor, whether voluntary or involuntary, such policy shall continue in force for the benefit of Lessee for at least thirty (30) days (or such lesser time as may be permitted in the case of war risk insurance, if such war risk insurance so requires) after written notice of such lapse or cancellation shall have been given to Lessee.  Each policy shall contain an agreement by the Insurer to provide Lessee with thirty (30) days’ advance written notice of any deletion, cancellation, or material change in coverage.  Each insurance policy required hereunder shall be issued by a company or companies that is qualified to do business in the United States and that (i) will submit to the jurisdiction of any competent state or federal court in the United States with regard to any dispute arising out of the policy of insurance or concerning the parties herein; and (ii) will respond to any claim or judgment against Lessee in any competent state or federal court in the United States or its territories.  Each such policy shall be primary without any right of contribution from any insurance maintained by Lessee, including excess insurance which Lessee shall have the right to maintain for its sole benefit. Upon the prior written mutual agreement of Lessee and Lessor and the written consent of Lessee’s insurer, the parties may amend this provision so that Lessee’s liability coverage will be primary when Lessee has operational control of the flight during Lessee’s period(s) of possession.

8.5       Limitation of Liability.  IN NO EVENT SHALL LESSEE BE LIABLE FOR OR HAVE ANY DUTY FOR INDEMNIFICATION OR CONTRIBUTION TO LESSOR OR ANY PARTY AFFILIATED WITH LESSOR FOR ANY CLAIMED INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, OR FOR ANY DAMAGES CONSISTING OF DAMAGES FOR LOSS OF USE, REVENUE, PROFIT, BUSINESS OPPORTUNITIES AND THE LIKE, OR DEPRECIATION OR DIMINUTION IN VALUE OF THE AIRCRAFT EVEN IF LESSEE HAD BEEN ADVISED, OR KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES ARISING OUT OF OR RELATED TO THIS LEASE.

SECTION 9.  NOTICES.   All communications, declarations, demands, consents, directions, approvals, instructions, requests and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given or made when delivered by hand, or on the next business day when sent by overnight courier, or by registered or certified mail, in each case at the address set forth below:

If to Lessor:	[Mr. Donnelly’s limited liability company]

If to Lessee:	Textron Inc.
40 Westminster Street
Providence, RI 02903
Tel: 401-457-2338
Attn: Director of Aviation

SECTION 10.  MISCELLANEOUS.  This Agreement constitutes the entire agreement, both written and oral, between the parties or their respective representatives with respect to the lease of the Aircraft and is not intended to confer upon any other person any rights or remedies hereunder not expressly granted thereto.  This Agreement shall not be further amended or modified unless in writing duly signed by the parties hereto.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.  This Agreement may not be assigned by any party without the prior written consent of the other party.  The provisions of this Agreement shall be deemed independent and severable and the invalidity, partial invalidity or unenforceability of any one provision or portion of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability and any prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. For U.S. federal income tax purposes, this Agreement is intended to qualify as an “accountable plan” under Treasury Regulation section 1.62-2.  The headings

herein are inserted only for convenience and shall not affect the interpretation of this Agreement.   No delay or omission in the exercise or enforcement or any right or remedy hereunder by either party shall be construed as a waiver of such right or remedy.  All remedies, rights, undertakings, obligations, and agreements contained herein shall be cumulative and not mutually exclusive, and in addition to all other rights and remedies which either party possesses at law or in equity.  Neither Lessor nor Lessee shall be liable for any failure or default hereunder if such failure or default is due to Acts of God or the public enemy, civil war or insurrection or riots, fires or explosions or serious accidents, strikes or labor disputes, inability, after exercising all due diligence, to obtain necessary materials or equipment from the manufacturers thereof or any other cause beyond reasonable control. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Rhode Island without giving effect to the principles of conflicts of law thereunder.   This Agreement may be executed in one or more counterparts each of which shall be deemed an original, all of which together shall constitute one and the same agreement.

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SECTION 11.  TRUTH IN LEASING.

(a)  LESSOR HEREBY CERTIFIES THAT THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED WITHIN THE 12 MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT IN ACCORDANCE WITH THE PROVISIONS OF FAR PART 91 AND ALL APPLICABLE REQUIREMENTS FOR THE MAINTENANCE AND INSPECTION THEREUNDER HAVE BEEN MET.

(b)  THE PARTIES HERETO CERTIFY THAT DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS CONDUCTED HEREUNDER, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN ACCORDANCE WITH THE PROVISIONS OF PART 91 OF THE FARs.

(c)  LESSEE AGREES, CERTIFIES AND KNOWINGLY ACKNOWLEDGES THAT WHEN THE AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, LESSEE SHALL HAVE OPERATIONAL CONTROL AND SHALL BE KNOWN AS, CONSIDERED, AND SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT.  LESSEE CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS RESPONSIBILITIES, SET FORTH HEREIN, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

(d)  THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE LOCAL FAA FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE  or AIR CARRIER DISTRICT OFFICE).

(e)  LESSEE CERTIFIES THAT IT WILL SEND A TRUE COPY OF THIS EXECUTED AGREEMENT TO: AIRCRAFT REGISTRATION BRANCH, ATTN: TECHNICAL SECTION, P.O. BOX 25724, OKLAHOMA CITY, OKLAHOMA, 73125, WITHIN 24 HOURS OF ITS EXECUTION, AS PROVIDED BY FAR 91.23(c)(1) AND THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.

IN WITNESS WHEREOF, Lessor and Lessee have each caused this Aircraft Dry Lease Agreement to be duly executed as of the date set forth above.

LESSOR:			LESSEE:

[Mr. Donnelly’s limited liability company]			TEXTRON INC.

By:	/s/Scott C. Donnelly	By:	/s/ E. Robert Lupone

Name:	Scott C. Donnelly		E. Robert Lupone

Title:	Member		Executive Vice President and General Counsel

Signature Page

Schedule A

Maintenance Reserves

Maintenance Reserves shall consist of the hourly payments due under the Pro Parts and any other hourly maintenance service program agreements that apply to the Aircraft, (or the engines or any part thereof) for the flight hours operated by Lessee during its periods of possession of the Aircraft.

Schedule A

Schedule B

Delivery/Redelivery Log

Aircraft Make/Model:  Cessna 525B (Citation CJ3)

FAA Registration Number:

Manufacturer’s Serial Number:

Lessor: [Mr. Donnelly’s limited liability company]	Non-Exclusive Lessees:	(i) Scott C. Donnelly
(ii) Textron, Inc.

Lessee Accepting Delivery	Acceptance of Delivery by Specified Lessee	Total Flight Hours - Delivery to Redelivery	Acceptance of Redelivery by Lessor
____ Lessee Donnelly ____ Lessee Textron	Date: _______________________ Time: _______________________ Signature: ___________________ Name: _______________________		Date: _______________________ Time: _______________________ Signature: ___________________ Name: _______________________
____ Lessee Donnelly ____ Lessee Textron	Date: _______________________ Time: _______________________ Signature: ___________________ Name: _______________________		Date: _______________________ Time: _______________________ Signature: ___________________ Name: _______________________
____ Lessee Donnelly ____ Lessee Textron	Date: _______________________ Time: _______________________ Signature: ___________________ Name: _______________________		Date: _______________________ Time: _______________________ Signature: ___________________ Name: _______________________
____ Lessee Donnelly ____ Lessee Textron	Date: _______________________ Time: _______________________ Signature: ___________________ Name: _______________________		Date: _______________________ Time: _______________________ Signature: ___________________ Name: _______________________
____ Lessee Donnelly ____ Lessee Textron	Date: _______________________ Time: _______________________ Signature: ___________________ Name: _______________________		Date: _______________________ Time: _______________________ Signature: ___________________ Name: _______________________
____ Lessee Donnelly ____ Lessee Textron	Date: _______________________ Time: _______________________ Signature: ___________________ Name: _______________________		Date: _______________________ Time: _______________________ Signature: ___________________ Name: _______________________
____ Lessee Donnelly ____ Lessee Textron	Date: _______________________ Time: _______________________ Signature: ___________________ Name: _______________________		Date: _______________________ Time: _______________________ Signature: ___________________ Name: _______________________

Schedule B